UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): June 19, 2015

CHINA BIOLOGIC PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34566	75-2308816
(State or other jurisdiction of	(Commission File No.)	(IRS Employer ID No.)
incorporation or organization)

18th Floor, Jialong International Building
19 Chaoyang Park Road
Chaoyang District, Beijing 100125
People’s Republic of China

(Address of Principal Executive Offices)

86-10-6698-3166

Registrant's telephone number, including area code

____________________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

China Biologic Products, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on Friday, June 19, 2015. Proxies for the Annual Meeting were solicited pursuant to the Company’s proxy statement filed on April 29, 2015 with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934 (the “Proxy Statement”).

The Company’s stockholders considered three proposals, each of which is described in the Proxy Statement. A total of 18,480,333 shares were represented in person or by proxy, or 74.3% of the total shares outstanding as of May 4, 2015, the record date of the Annual Meeting. The final results of votes with respect to the proposals submitted for stockholder vote at the Annual Meeting are set forth below.

Proposal 1 - Election of directors

Stockholders elected Yungang Lu, Zhijun Tong and Albert (Wai Keung) Yeung as Class III directors for a three-year term as follows:

Director	For	Withhold
Yungang Lu	15,979,788	2,500,545
Zhijun Tong	15,979,788	2,500,545
Albert (Wai Keung) Yeung	16,036,758	2,443,575

Proposal 2 - Ratification of the selection of KPMG as the Company’s independent public accounting firm for the fiscal year ending December 31, 2015

Stockholders ratified the selection of KPMG as the Company’s independent public accounting firm for the fiscal year ending December 31, 2015.

For	Against	Abstain
18,479,666	141	526

Proposal 3 – Advisory vote on executive compensation

Stockholders approved the compensation of our named executive officers as disclosed in the Proxy Statement.

For	Against	Abstain
18,374,278	105,263	792

There were no broker non-votes for any of the proposals submitted for stockholder vote at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 23, 2015	CHINA BIOLOGIC PRODUCTS, INC.

	By:	/s/ David (Xiaoying) Gao
David (Xiaoying) Gao Chief Executive Officer